EXHIBIT C

LETTER OF TRANSMITTAL

Regarding Shares of

ABS Long/Short Strategies Fund

Tendered Pursuant to the Offer to Purchase

Dated July 19, 2022

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY THE FUND BEFORE 11:59 P.M., EASTERN TIME, ON AUGUST 16, 2022 UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return Or Deliver To:

By Mail:

ABS Long/Short Strategies Fund

c/o UMB Fund Services, Inc.

235 West Galena Street

Milwaukee, Wisconsin 53212

For additional information:

Phone: (877) 499-9990

Fax: (816) 860-3140

Ladies and Gentlemen:

The undersigned hereby tenders to ABS Long/Short Strategies Fund (the “Fund”), a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware, shares of beneficial interest of the Fund (“Shares”) held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated July 19, 2022 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Shares tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

 The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Shares in the Fund or portions thereof tendered hereby.

A promissory note for the purchase price will be issued in the name of the undersigned. The payment of the purchase price for the Shares tendered by the undersigned and accepted for purchase by the Fund will be made by wire transfer of the funds to an account designated by the undersigned. The promissory note will be held by UMB Fund Services, Inc., the Fund’s administrator and transfer agent.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

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Valuation Date: September 30, 2022	Tender Expiration Date: August 16, 2022

PARTS 1, 2, 3, AND 5 MUST BE COMPLETED FOR TENDER REQUEST

TO BE IN GOOD ORDER FOR PROCESSING

PLEASE FAX OR MAIL TO:
ABS Long/Short Strategies Fund	FOR ADDITIONAL INFORMATION:
c/o UMB Fund Services , Inc.	PHONE: (877) 499-9990
235 West Galena Street	FAX: (816) 860-3140
Milwaukee, WI 53212

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR

TENDER REQUEST TO ENSURE TIMELY PROCESSING.

PART 1 – NAME AND ADDRESS

Account #:
Full Account Registration Line 1:
Full Account Registration Line 2:
Address:
City, State, Zip
Social Security # or Taxpayer Identification #:
Telephone Number:

Advisor Account #:
Advisor Name:
Advisor Address
Advisor City, State, Zip
Advisor Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY
Custodial Account #:
Custodian Name:
Custodian Address:
Custodian City, State, Zip:
Custodian Telephone Number:

PART 2 – AMOUNT OF SHARES OF THE FUND BEING TENDERED:

☐	All Founders’ Shares.

☐	Portion of Shares expressed as a specific dollar value.

Founders’ Shares $_______________

☐	Portion of Shares expressed as a specific number of Shares.

Founders’ Shares _______________

NOTE: If you invest in the Fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request to ensure timely processing.

PART 3 – PAYMENT

Please Deliver All Proceeds via Federal Wire to the Following:

☐	Deliver All Proceeds to Custodian to Bank Account on Record
☐	Deliver All Proceeds to Broker/Dealer/RIA to Bank Account on Record
☐	Deliver All Proceeds to Bank Account on Record
☐	Deliver All Proceeds to New Bank Instructions (Must complete Part 4)

NOTE: Holdback payments will be delivered sixty days after the Fund’s audit is complete at the end of the Fiscal Year to the same instruction the tender proceeds are delivered to. If alternate payment instructions are needed for the holdback, please contact the Fund at (877) 499-9990 for instructions.

PART 4 – NEW BANK INSTRUCTIONS

(Medallion Signature Guarantee Required if this Part is completed)

Bank Name:
ABA Routing Number:
Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Investors Account:
Investor Account Number at Broker:

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PART 5 - SIGNATURE(S)

Promissory Note

The promissory note reflecting payment of the purchase price will be issued in the name of the undersigned as maintained in the books and records of the Fund.

Signature	Print Name Investor/Custodian/Broker (and Title if applicable)

Signature	Print Name Investor/Custodian/Broker (and Title if applicable)

Signature	Print Name Investor/Custodian/Broker (and Title if applicable)

IF REQUIRED, PLACE MEDALLION SIGNATURE GUARANTEE BELOW:

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR

TENDER REQUEST TO ENSURE TIMELY PROCESSING.